QUALIFIED UNIT INVESTMENT
                        LIQUID TRUST SERIES ("QUILTS")
                                      AND
                        SUBSEQUENT SERIES AND ANY OTHER
                          FUTURE TRUSTS FOR WHICH OCC
                         DISTRIBUTORS ACTS AS SPONSOR

                             --------------------


                         TRUST INDENTURE AND AGREEMENT


                                     Among


                               OCC DISTRIBUTORS
                                 As Depositor


                           THE CHASE MANHATTAN BANK
                            (NATIONAL ASSOCIATION)
                                  As Trustee



                             --------------------





                            Dated: February 8, 1996

337970.1

                         TRUST INDENTURE AND AGREEMENT

                           QUALIFIED UNIT INVESTMENT
                        LIQUID TRUST SERIES ("QUILTS")

                  and Subsequent Series and any other future
                       trusts for which OCC Distributors
                                acts as sponsor

                                   CONTENTS


                                                                         Page

ARTICLE I         DEFINITIONS; CERTIFICATES...............................  2
   Section 1.1.   Definitions.............................................  2
   Section 1.2.   Form of Certificate.....................................  4

ARTICLE II        DEPOSIT OF SECURITIES; DECLARATION OF TRUST;
                    FORM AND ISSUANCE OF CERTIFICATES.....................  8
   Section 2.1.   Deposit of Securities...................................  8
   Section 2.2.   Declaration of Trust....................................  8
   Section 2.3.   Issuance of Units.......................................  8
   Section 2.4.   Form of Certificates....................................  9
   Section 2.5.   Certain Contracts Satisfactory..........................  9
   Section 2.6.   Deposit of Additional Securities........................  9

ARTICLE III       ADMINISTRATION OF TRUST................................. 12
   Section 3.1.   Cost.................................................... 12
   Section 3.2.   Income Account.......................................... 12
   Section 3.3.   Principal Account....................................... 13
   Section 3.4.   Reserve Account......................................... 13
   Section 3.5.   Payments and Distributions.............................. 14
   Section 3.6.   Distribution Statements................................. 17
   Section 3.7.   Substitute Securities................................... 18
   Section 3.8.   Sale of Securities...................................... 19
   Section 3.9.   Counsel................................................. 20
   Section 3.10.  Notice and Sale by Trustee.............................. 20
   Section 3.11.  Reorganization and Similar Events....................... 20
   Section 3.12.  Notice of Actions....................................... 21
   Section 3.13.  Notice of Change in Principal Account:  ................ 21
   Section 3.14.  Extraordinary Distributions............................. 21

ARTICLE IV        EVALUATION OF SECURITIES; EVALUATOR..................... 22
   Section 4.1.   Evaluation of Securities................................ 22
   Section 4.2.   Tax Reports............................................. 22
   Section 4.3.   Liability of Trustee with Respect to
                    Evaluations........................................... 23

ARTICLE V         TRUST EVALUATION; REDEMPTION OR PURCHASE OF
                    UNITS................................................. 23
   Section 5.1.   Trust Evaluation........................................ 23

337970.1

                                                                        Page

   Section 5.2.   Redemptions by Trustee; Purchases by Depositor.......... 24
   Section 5.3.   Transfer of Units; Issuance, Transfer and
                    Interchange of Certificates........................... 27
   Section 5.4.   Replacement of Certificates............................. 28
   Section 5.5.   Form of Certificate..................................... 29

ARTICLE VI        TRUSTEE; REMOVAL OF DEPOSITOR........................... 29
   Section 6.1.   General Definition of Trustee's Liabilities,
                    Rights and Duties; Removal of Depositor............... 29
   Section 6.2.   Books, Records and Reports.............................. 33
   Section 6.3.   Indenture and List of Securities on File................ 34
   Section 6.4.   Compensation............................................ 34
   Section 6.5.   Removal and Resignation of the Trustee;
                    Successor............................................. 35
   Section 6.6.   Qualifications of Trustee............................... 37

ARTICLE VII       DEPOSITOR............................................... 37
   Section 7.1.   Succession.............................................. 37
   Section 7.2.   Resignation of a Depositor.............................. 38
   Section 7.3.   Liability of Depositor and Indemnification.............. 38
   Section 7.4.   Compensation............................................ 39

ARTICLE VIII      RIGHTS OF UNIT HOLDERS.................................. 40
   Section 8.1.   Beneficiaries of Trust.................................. 40
   Section 8.2.   Rights, Terms and Conditions............................ 40

ARTICLE IX        ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS.......... 41
   Section 9.1.   Amendments.............................................. 41
   Section 9.2.   Termination............................................. 41
   Section 9.3.   Construction............................................ 44
   Section 9.4.   Registration of Units................................... 44
   Section 9.5.   Written Notice.......................................... 44
   Section 9.6.   Severability............................................ 45
   Section 9.7.   Dissolution of Depositor Not to Terminate............... 45


This Table of Contents does not constitute part of the Indenture.


337970.1

                       QUALIFIED UNIT INVESTMENT LIQUID
                                 TRUST SERIES
                                  ("QUILTS")
                           (A UNIT INVESTMENT TRUST)
                                      AND
                 SUBSEQUENT SERIES AND ANY OTHER FUTURE TRUSTS
                        FOR WHICH OCC DISTRIBUTORS ACTS
                                  AS SPONSOR


                         TRUST INDENTURE AND AGREEMENT
                            DATED FEBRUARY 8, 1996



         This Trust Indenture and Agreement ("Indenture") dated February 8, 1996, among OCC Distributors ("Distributors"), as Depositor, and The Chase Manhattan Bank (National Association), as Trustee.


                                WITNESSETH THAT

         In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                                 INTRODUCTION

         The Depositor, concurrently with the execution and delivery hereof, is establishing Qualified Unit Investment Liquid Trust Series ("QUILTS"), wherein certain interest bearing and non-interest bearing obligations will be deposited by the Depositor, to be held by the Trustee in trust for the use and benefit of the registered holders of units of beneficial interest as recorded in book-entry form. The parties hereto are entering into this Indenture for the purpose of establishing certain of the terms, covenants and conditions of Qualified Unit Investment Liquid Trust Series and of each additional series of such Trust, and any other future trusts for which the Depositor acts as sponsor, which may be established from time to time hereafter. For Qualified Unit Investment Liquid Trust Series and each subsequent series, and any other future trusts for which the Depositor acts as sponsor (as to which this Indenture is to be applicable) the parties hereto shall execute a separate Reference Trust Agreement incorporating by reference this Indenture and effecting any amendment, supplement or variation from or to this Indenture with respect to the related series and specifying for that series (i) the Securities deposited in trust and the number of Units delivered by the Trustee in exchange for the Securities pursuant to Section 2.3; (ii) the initial fractional undivided

337970.1
interest represented by each Unit; (iii) the first and subsequent Record Dates; (iv) the first and subsequent Payment Dates; (v) the First Settlement Date; (vi) the Termination Date; (vii) the liquidation amount for purposes of
Section 6.1(g); (viii) the Trustee's fee; (ix) the Depositor's fee; and (x) any other change or addition contemplated or permitted by this Indenture.

                                   ARTICLE I

                           DEFINITIONS; CERTIFICATES

         Section 1.1. Definitions: Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

               (1) "Addendum to the Reference Trust Agreement" shall mean the addendum which evidences the Additional Securities deposited into the Trust and the number of Additional Units created.

               (2) "Additional Securities" shall mean such Securities as are listed in Supplementary Schedules to Addendums to the Reference Trust Agreement and which have been deposited to effect an increase over the number of Units initially specified in the Reference Trust Agreement.

               (3) "Additional Units" shall mean such Units as are issued in respect of Additional Securities.

               (4) "Business Day" shall mean any day other than Saturday, Sunday, or, in the City of New York, a legal holiday or a day on which banking institutions or the New York Stock Exchange are authorized by law to close.

               (5) "Certificate" shall mean any certificate substantially in the form hereinafter recited executed by the Trustee and the Depositor evidencing ownership of an undivided fractional interest in each Trust.

               (6) "Contract Securities" shall mean Securities which are to be acquired by the Trust pursuant to contracts, including (i) Securities listed in Schedule A to the Reference Trust Agreement, contracts for the purchase thereof which have been assigned to the Trustee and cash or an irrevocable letter of credit issued by a commercial bank in the amount required for such purchase which has been delivered to the Trustee and (ii) Securities which the Depositor has contracted to purchase for the Trust pursuant to Sections 2.6 and 3.7.


                                            -2-
                                           337970.1

               (7) "Depositor" shall mean OCC Distributors, its successors or any successor Depositor appointed as herein provided.

               (8) "DTC" shall mean Depository Trust Company, or its successors.

               (9) "Evaluator" shall mean The Chase Manhattan Bank (National Association), or its successors or any successor evaluator appointed as herein provided.

               (10) "Failed Security" shall have the meaning assigned to it in
        Section 3.7 hereof.

               (11) "First Settlement Date" shall mean the date specified in
        Part II of the Reference Trust Agreement.

               (12) The words "herein", "hereby", "herewith", "hereof", "hereinafter", "hereunder", "hereinabove", "hereafter", "heretofore" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

               (13) "Indenture" shall mean this Trust Indenture and Agreement as originally executed or, if amended as herein provided, as so amended.

               (14) "Original Issue" shall mean an issue of Securities deposited pursuant to Section 2.1 or any Substitute Securities purchased to replace any Original Issue which have become Failed Securities.

               (15) "Original Proportionate Relationship" shall mean the proportionate relationship among the number of shares of each Security established on the deposit made pursuant to Section 2.1. The Original Proportionate Relationship shall be adjusted, if appropriate, to reflect (1) the deposit of Substitute Securities and (2) the occurrence of any stock dividend, stock splits, redemptions, or similar events.

               (16) "Payment Date" shall have the meaning assigned to it in
        Part II of the Reference Trust Agreement.


               (17) "Record Date" shall have the meaning assigned to it in
        Part II of the Reference Trust Agreement.

               (18) "Reference Trust Agreement" shall mean the indenture for the particular series of Quest for Value Trust into which the terms of this Indenture are incorporated.


                                      -3-
337970.1

               (19) "Securities" shall mean the securities, including Contract Securities, (i) which are listed in Schedule A and Supplemental Schedules to Addendums to the Reference Trust Agreement or (ii) which have been received by the Trust in exchange, substitution or replacement pursuant to Section 3.7 hereof, as may from time to time continue to be held as part of the Trust to which such Reference Trust Agreement relates.

               (20) "Substitute Security" shall mean a Security purchased by the Trustee pursuant to Section 3.7 hereof.

               (21) "Trust" shall mean the trust created by this Indenture, which shall consist of the Securities held pursuant and subject to this Indenture together with all dividends thereon, received but undistributed, any undistributed cash realized from the sale, redemption, liquidation, or maturity thereof, such amounts as may be on deposit in the Reserve Accounts hereinafter established and all other property and rights to which Unit Holders may be entitled under the provisions of this Indenture.

               (22) "Trustee" shall mean The Chase Manhattan Bank (National Association), or its successors or any successor Trustee appointed as herein provided.

               (23) "Unit" shall mean the fractional undivided interest in and ownership of the Trust initially specified in Part II of the Reference Trust Agreement, the denominator of which shall be decreased by the number of any such Units redeemed as provided in Section 5.2.

               (24) "Unit Holder" shall mean the registered holder of units of beneficial interest as recorded in book-entry form at DTC, his legal representatives and heirs and the successors of any corporation, partnership or legal entity which is a registered holder of any Unit, and as such shall be deemed a beneficiary of the trust created by the Indenture to the extent of his pro rata share thereof.

               (25) Words importing singular number shall include the plural number in each case and vice versa, and words importing person shall include corporations and associations, as well as natural persons.

               Section 1.2. Form of Certificate: If the Reference Trust Agreement specifies that Units of a Trust shall be evidenced by Certificates, the form of Certificate evidencing ownership of fractional undivided interests in the Trust shall be substantially as follows:

                                      -4-
337970.1

No.

                           CERTIFICATE OF OWNERSHIP

                                --evidencing--

                        A Fractional Undivided Interest

                                    --in--

                           QUALIFIED UNIT INVESTMENT
                              LIQUID TRUST SERIES
                                  ("QUILTS")
                          __________ SERIES _________



--------------------
CUSIP


This is to certify that ______________________________ is the owner and registered holder of this Certificate evidencing the ownership of _____ unit(s) of fractional undivided interest in the above named Trust created under the laws of the State of New York pursuant to the Trust Indenture and Agreement among OCC Distributors as Depositor and The Chase Manhattan Bank (National Association) as Trustee (the "Indenture"), a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the holder of this Certificate by virtue of the acceptance hereof asserts and is bound, a summary of which Indenture is contained in the Prospectus relating to the Trust. This Certificate is transferable and interchangeable by the registered holder in person or by his duly authorized attorney at the Trustee's office upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer or other documents that the Trustee may require for transfer in form satisfactory to the Trustee and payment of the fees and expenses as provided in the Indenture.


                                      -5-
337970.1

         Witness the facsimile signature of a duly authorized officer of the Depositor and the manual signature of an authorized signature of the Trustee.


Date:                                  OCC DISTRIBUTORS,
                                         Depositor


                                       ___________________________________
                                       Authorized Signatory


                                       THE CHASE MANHATTAN BANK (NATIONAL
                                         ASSOCIATION), Trustee


                                       By: _______________________________
                                           Authorized Officer


        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM - as tenants in common
        TEN ENT - as tenants by the entireties
        JT TEN  - as joint tenants with right of survivorship
                      and not as tenants in common

        UNIF GIFT MIN ACT - _________________ Custodian __________________
____________
                                (Cust)
(Minor)

                            Under Uniform Gifts to Minors Act


                            _________________________________
                                        (State)

Additional abbreviations may also be used though not in the above list.



                                      -6-
337970.1

                             (FORM OF ASSIGNMENT)


For Value Received, __________________________________________________________
hereby sell(s), assign(s) and transfer(s) ______________ Units represented by this Certificate unto

                                   SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                                  OF ASSIGNEE MUST BE PROVIDED

                                   ___________________________________________

and do(es) hereby irrevocably constitute and appoint _________________________ ______________________________________________________, attorney, to transfer said Units on the books of the Trustee, with full power of substitution in the premises.

Dated:
                                                 _____________________________
SIGNATURE(S) GUARANTEED BY

__________________________________               _____________________________
          Firm or Bank                           NOTICE: The signature(s) to
                                                 this assignment must
                                                 correspond with the name(s)
                                                 as written upon the face of
                                                 the Certificate in every
__________________________________               particular, without
                                                 alteration or enlargement or
       Authorized Signature                      any change whatever.



Signature(s) must be guaranteed by a member or participant of the Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges Medallion Program
(SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).



                                      -7-
337970.1

                                  ARTICLE II

                 DEPOSIT OF SECURITIES; DECLARATION OF TRUST;
                       FORM AND ISSUANCE OF CERTIFICATES

Section 2.1. Deposit of Securities: The Depositor, concurrently with the execution and delivery of the Reference Trust Agreement, has deposited with the Trustee in trust the Securities listed in Schedule A to the Reference Trust Agreement in bearer form or registered in the name of the Trustee, or its nominee, or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, managed and applied by the Trustee as herein provided. In the event that the purchase of Securities represented by "when-issued" and/or "regular way" contracts shall not be consummated in accordance with said contracts, the Trustee shall credit to the Principal Account pursuant to Section 3.3 hereof the cash or cash equivalents (including such portion of any letter of credit applicable to such contracts) deposited by the Depositor, for the purpose of such purchase. Such monies, unless invested in substitute Securities in accordance with Section
3.7 hereof, shall be distributed to Unit Holders pursuant to Section 3.5 hereof on the Payment Date following the failure of consummation of such purchase. The Depositor shall deliver the Securities listed on said Schedule or Schedules to the Trustees which were not actually delivered concurrently with the execution and delivery of the Reference Trust Agreement within 90 days after said execution and delivery or, if Section 3.7 applies, within such shorter period as is specified in Section 3.7.

         The Trustee is irrevocably authorized to effect registration of transfer of the Securities in fully registered form in the name of the Trustee or its nominee.

         Section 2.2. Declaration of Trust: The Trustee declares that it holds and will hold the Securities as Trustee in trust upon the trusts herein set forth for the use and benefit of all present and future Unit Holders.

         Section 2.3. Issuance of Units: (a) The Trustee hereby acknowledges receipt of the deposit referred to in Section 2.1, and simultaneously with the receipt of said deposit, has registered on the registration books of the Trust the ownership by The Depository Trust Company of the number of Units specified in Part II of the Reference Trust Agreement and will cause such Units to be credited at The Depository Trust Company to the account of the Depositor or, pursuant to the Depositor's direction and as hereafter provided, the account of the issuer of the letter of credit referred to in Section 2.01. The Depositor shall not sell, pledge, hypothecate or otherwise transfer such Units, prior to the effectiveness of the registration statement covering the Units filed with the Securities and Exchange

                                      -8-
337970.1

Commission under the Securities Act of 1933, except that the Depositor may place the Units as security for any letter of credit provided in connection with the deposit of contracts described in Section 2.1.

         The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, on any day on which the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor's direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction.

         (b) Unless the Reference Trust Agreement for the Trust provides that Units may be represented by Certificates, ownership of Units shall be evidenced solely by registration on the records of the Trustee. If the Reference Trust Agreement permits the holding of Units in certificated form, Unit Holders may elect to have their Units held in certificated form by making a written request to the Trustee requesting such Certificates and paying the applicable charge referred to in Section 5.3. Units and Certificates may be transferred as provided in Article V.

         Section 2.4. Form of Certificates: Each Certificate referred to in
Section 2.3 is, and each Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed manually or in facsimile by an authorized officer of the Trustee and in facsimile by an Authorized Signator of the Depositor.

         Section 2.5. Certain Contracts Satisfactory: The Depositor approves as satisfactory in form and substance the contracts to be assumed by the Trustee with regard to any Securities listed in Schedule A to the Reference Trust Agreement and authorizes the Trustee on behalf of the Trust to assume such contracts and otherwise to carry out the terms and provisions thereof or to take other appropriate action in order to complete the deposit of the Securities covered thereby into the Trust.

         Section 2.6. Deposit of Additional Securities: (a) From time to time and in the discretion of the Depositor, the Depositor may make deposits of (i) Additional Securities duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or contracts to purchase Additional Securities and cash or an irrevocable letter of credit in an amount necessary to consummate the purchase of any Additional Securities pursuant to such contracts ("Additional

                                      -9-
337970.1

Contract Securities")) or (ii) cash or a bank letter of credit in lieu of cash (collectively, the "Purchase Monies") with instructions to purchase Additional Securities, such Purchase Monies being in an amount equal to the value of the Additional Securities to be purchased pursuant to such instructions as determined by the last preceding evaluation made pursuant to Section 4.1 and
(iii) Cash (as defined below). Each deposit made during the 90 days following the deposit made pursuant to Section 2.1 hereof shall replicate, to the extent practicable, as specified in the following paragraph (b), the Original Proportionate Relationship. Each deposit made after the 90 days following the deposit made pursuant to Section 2.1 hereof (except for deposits made to replace Failed Securities if such deposits occur within 20 days from the date of a failure occurring within such initial 90 day period) shall maintain exactly the proportionate relationship existing among the Securities as of the expiration of such 90 day period. Each such deposit (whenever made) shall exactly replicate Cash. For purposes of this paragraph, "Cash" means, as to the Principal Account, cash or other property (other than Securities) on hand in the Principal Account or receivable and to be credited to the Principal Account as of the date of the supplemental deposit (other than amounts to be distributed solely to persons other than persons receiving the distribution from the Principal Account as holders of Additional Units created by the deposit), and, as to the Income Account, cash or other property (other than Securities) received by the Trust as of the date of the supplemental deposit or receivable by the Trust in respect of dividends or other distributions declared but not received as of the date of the supplemental deposit, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculation of the monthly distribution from the Income Account pursuant to Section 3.5) to a distribution made or to be made in respect of Record Date occurring prior to the supplemental deposit. Each deposit of Additional Securities shall be listed in a Supplementary Schedule to an Addendum to the Reference Trust Agreement stating the date of such deposit and the number of Additional Units being issued therefor. The Trustee shall acknowledge in such Addendum receipt of the deposit, and simultaneously with the receipt of said deposit, reflect the aggregate number of Additional Units specified in such Addendum by recording such Units on its books. Such Additional Securities shall be held, administered and applied by the Trustee in the same manner as herein provided for the Securities. The execution by the Depositor in connection with the deposit of Additional Securities of an Addendum to the Reference Trust Agreement shall constitute the approval by the Depositor as satisfactory in form and substance of the contracts to be entered into or assumed on such Addendum and authorization to the Trustee on behalf of the Trust to enter into or assume such contracts and otherwise to carry out the terms and provisions thereof or to take other

                                     -10-
337970.1
appropriate action in order to complete the deposit of the Additional Securities covered thereby into the Trust.

         (b) Additional Securities deposited during the 90 days following the deposit made pursuant to Section 2.1 hereof pursuant to this paragraph shall maintain as closely as practicable the Original Proportionate Relationship, except as provided in this Section. Additional Securities may be deposited or purchased in round lots; if the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the Additional Securities shall be deposited or purchased in the order of the Security in the Trust most under represented immediately before the deposit with respect to the Original Proportionate Relationship. Instructions to purchase Additional Securities under this Section, shall be in writing and shall direct the Trustee to purchase, or enter into contracts to purchase, Additional Securities; such instructions shall also specify the name, CUSIP number, if any, aggregate amount of each such Additional Security, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker. Cash deposited for the purchase of Additional Securities to be acquired pursuant to instructions to purchase Additional Securities shall be credited to the Principal Account. Cash deposited to secure the purchase of Contract Securities shall be credited to the Principal Account only at the times specified in Section 3.3. In connection with valuations made pursuant to Sections 4.1 and 5.1, (i) there shall be subtracted from the cash balance of the Principal Account the cost to the Trust of contracts entered into by the Trustee pursuant to purchase instructions, and (ii) Contract Securities and contracts entered into by the Trustee pursuant to purchase instructions shall be valued as the Securities to be acquired pursuant thereto. If, at the time of a subsequent deposit under this Section, Securities of an Original Issue are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, in lieu of the portion of the deposit that would otherwise be represented by those Securities, the Depositor may (A) deposit (or instruct the Trustee to purchase) Securities of another Original Issue or replacement securities, or (B) deposit cash or a letter of credit with instructions to acquire the Securities of such original issue when they become available.

         The Trustee shall have no responsibility for the selection of Securities deposited hereunder or for maintaining the composition of the Trust portfolio.

                                     -11-
337970.1

                                  ARTICLE III

                            ADMINISTRATION OF TRUST

         Section 3.1. Cost: The cost of the initial preparation, printing and execution of the Certificates and this Indenture, Registration Statement and other documents relating to the Trust, Federal and State registration fees and costs, the initial fees and expenses of the Trustee and Evaluator, legal and auditing expenses and other out-of-pocket expenses (excluding expenses incurred in the preparation and printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses), to the extent not borne by the Depositor, shall be paid by the Trust; provided, however, the Trust shall not bear such expenses in excess of the amount shown in the Statement of Condition included in the Prospectus, and any such excess shall be borne by the Depositor. To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.1, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account, or to the extent funds are not available in such Account, from the Principal Account, in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions of Section 6.4 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor, shall apply to the payment of expenses made pursuant to this Section. For purposes of the provisions of the preceding sentence and the addition provided in clause
(a)(4) of Section 5.1, the expenses borne by the Trust pursuant to this Section shall be deemed to accrue at a daily rate over the time period specified for their amortization by the Depositor pursuant to Section 5.1; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. For purposes of this Section 3.1, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 5.1.

         Section 3.2. Income Account: The Trustee shall collect the dividends or other like cash distributions on the Securities in the Trust as such are paid, and credit such amounts, as collected, to a separate account to be known as the "Income Account."


                                     -12-
337970.1

         Section 3.3. Principal Account: (a) The Securities and all cash, other than amounts credited to the Income Account, received by the Trustee in respect of the Securities shall be credited to a separate account to be known as the "Principal Account."

         (b) Moneys and/or irrevocable letters of credit required to purchase Contract Securities or deposited to secure such purchases are hereby declared to be held specially by the Trustee for such purchases and shall not be deemed to be part of the Principal Account until (i) the Depositor fails to timely purchase Contract Securities and has not given the Failed Contract Notice (as defined in Section 3.7) at which time the moneys and/or letters of credit attributable to the Contract Security not purchased by the Depositor shall be credited to the Principal Account; or (ii) the Depositor has given the Trustee the Failed Contract Notice at which time the moneys and/or letters of credit attributable to failed contracts referred to in such Notice shall be credited to the Principal Account; provided, however, that if the Depositor also notifies the Trustee in the Failed Contract Notice that they have purchased or entered into a contract to purchase Securities (as defined in Section 3.7), the Trustee shall not credit such moneys and/or letters of credit to the Principal Account unless the Substitute Securities shall also have failed or is not delivered by the Depositor within two business days after the settlement date of such Substitute Securities, in which event the Trustee shall forthwith credit such moneys and/or letters of credit to the Principal Account. To the extent of moneys, and/or moneys drawn under a letter of credit, deposited by the Depositor and then held by the Trustee, the Trustee shall credit to the Principal Account, and to the extent such moneys are insufficient the Depositor shall deposit in the Principal Account the difference, if any, between the purchase price of the failed Contract Security and the purchase price of the Substitute Securities, together with any sales charge and accrued interest applicable to such difference and distribute such moneys to Unit Holders pursuant to Section 3.5.

         Section 3.4. Reserve Account: From time to time the Trustee shall withdraw from the cash on deposit in the Income Account or the Principal Account such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of or by the Trust. Such amounts so withdrawn shall be credited to a separate account which shall be known as the "Reserve Account". The Trustee shall not be required to distribute to the Unit Holders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the appropriate account from which withdrawn or, if the Trust has

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



been terminated or is in the process of termination, the Trustee shall distribute to each Unit Holder such holder's interest in the Reserve Account in accordance with Section 9.2.

         Section 3.5. Payments and Distributions: Distributions to each Unit Holder from the Income Account are computed as of the close of business on each Record Date for the following Payment Date. Distributions from the Principal Account of the Trust (other than amounts representing failed contracts, as discussed in Section 3.3.(b) will be computed as of each Record Date, and will be made to the Unit Holders of the Trust on or shortly after the next Payment Date. Proceeds representing principal received from the disposition of any of the Securities between a Record Date and a Payment Date which are not used for redemptions of Units will be held in the Principal Account and not distributed until the second succeeding Payment Date. Persons who purchase Units between a Record Date and a Payment Date will receive their first distribution on the second Payment Date after such purchase.

         As of each Record Date, the Trustee shall:

               (a) Deduct from the Income Account and, to the extent funds are not sufficient therein, from the Principal Account of the Trust, amounts necessary to pay any unpaid expenses of the Trust, including registration charges, Blue Sky fees, printing costs, attorneys' fees, auditing costs and other miscellaneous out-of-pocket expenses, as certified by the Depositor, incurred in keeping the registration of the Units and the Trust on a current basis pursuant to Section 9.4, provided, however, that no portion of such amount shall be deducted or paid unless the payment thereof from the Trust is at that time lawful;

               (b) deduct from the Income Account or, to the extent funds are not available in such Account, from the Principal Account, and pay to itself individually the amounts that it is at the time entitled to receive on account of its fees, unpaid expenses and advances;

               (c) deduct from the Income Account, or, to the extent funds are not available in such Account, from the Principal Account, and pay an amount equal to the unpaid fees and expenses, if any, of counsel pursuant to Section 3.9 as certified to it by the Depositor; and

               (d) deduct from the Income Account, or, to the extent funds are not available in such Account, from the Principal Account the estimated amount that the Depositor is then entitled to receive pursuant to Section 7.4 and hold such amount without interest until such time as it is payable to the Depositor as set forth below.

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




         On or before the first Payment Date after the conclusion of each calendar year, the Trustee shall, upon certification in satisfactory form to the Trustee, upon which the Trustee may rely, distribute to the Depositor from the amount so held pursuant to the immediately preceding paragraph the amounts that the Depositor is at the time entitled to receive pursuant to Section 7.4 on account of services theretofore performed and expenses theretofore incurred.

         The Trustee also may withdraw from said accounts such amounts, if any, as it deems necessary to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust. Amounts so withdrawn shall not be considered a part of such Trust's assets until such time as the Trustee shall return all or any part of such amounts to the appropriate accounts. In addition, the Trustee may withdraw from the Income and Principal Accounts such amounts as may be necessary to cover redemptions of Units by the Trustee.

         The Principal Account shall be reimbursed for any amount withdrawn from the Principal Account under this Indenture in order to satisfy obligations which, pursuant to the terms hereof, are first to be paid out of the Income Account to the extent funds are available therein, when sufficient funds are not available in the Income Account after giving effect to the payment from the Income Account of all amounts otherwise required to be deducted therefor at that time when sufficient funds are next available in the Income Account after giving effect to the payment from the Income Account of all amounts otherwise required to be deducted therefrom at that time.

         On each Payment Date or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Unit Holder of record at the close of business on the preceding Record Date, at the post office address appearing on the registration books of the Trustee, such holder's pro rata share of the balance in the Income Account calculated as set forth in the next paragraph, plus such holder's pro rata share of the distributable cash balance of the Principal Account, as of the preceding Record Date; provided, however, that funds credited to the Principal Account in the event of the failure of consummation of a contract to purchase Securities pursuant to
Section 2.1 hereof, funds representing the proceeds of the sale of Securities pursuant to Section 3.8 hereof, and funds representing the proceeds of the sale of Securities under Section 5.2, 6.4 or this Section 3.5 in excess of the aggregate of (i) the amounts needed for the purposes of said Sections and (ii) such amount as the Depositor has informed the Trustee is to be used to purchase securities pursuant to Section 3.7 hereof, shall not be distributed until the following Payment Date or at such earlier date as shall be determined by the Trustee. The Trustee shall not be required to make a distribution from the Principal Account

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



unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $1.00 per Unit in the case of Units initially offered at approximately $1,000, or a proportionately lower amount in the case of Units initially offered at less than $1,000 (e.g., .001 per Unit in the case of Units initially offered at approximately $1.00).

         The Trustee shall compute the amount of the Distribution from the Income Account (i) by subtracting from the cash balance of the Income Account computed as of the close of business on such Record Date (a) any unpaid fees and expenses then deductible pursuant to the foregoing provisions of Section
3.5 and (b) the Trustee's estimate of other expenses chargeable to the Income Account pursuant to the Indenture which have accrued as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates and (ii) by dividing the result of such calculation by the number of Units outstanding on the applicable Record Date.

         The amounts to be distributed to each Unit Holder of the Trust of record as of each Record Date shall be that pro rata share of the cash balance of the Income and Principal Accounts of the Trust, computed as set forth above, as shall be represented by the Units registered in the name of such Unit Holder on the registration or other record books of the Trustee.

         In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in the Income Account or the Principal Account shall be held in the same manner as other amounts subsequently deposited in each such accounts, respectively.

         For the purpose of distribution, as herein provided, the holders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unit Holder of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account to individual Unit Holders by means of one check, draft or other proper instrument, provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.6 hereof.

         The Trustee will, for any Unit Holder who provides the Trustee written instruction, properly executed and in form satisfactory to the Trustee, received by the Trustee no later than its close of business 10 business days prior to a Record Date (the "Reinvestment Notice Date"), reinvest such Unit holder's distribution from the Income and Principal Accounts in Units of the Trust, purchased from the Depositor, to the extent

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



the Depositor shall make Units available for such purchase, at the Depositor's offering price as of the third business day prior to the following Distribution Date, and at such reduced sales charge, or with no sales charge imposed, as may be described in the prospectus for the Trusts. If, for any reason, the Depositor does not have Units of the Trust available for purchase, the Trustee shall distribute such Unit Holder's distribution from the Income and Principal Accounts in the manner provided in this Section 3.5. The Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

         Section 3.6. Distribution Statements: With each distribution from the Income or Principal Accounts the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement the amount being distributed from each such account expressed as a dollar amount per Unit.

         Within a reasonable period of time after the last business day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Unit Holder a statement setting forth, with respect to such calendar year:

         (A)  as to the Income Account:

                (1) the amount of dividends received on the Securities,

                (2) the amounts paid from the Income Account for redemptions of Units pursuant to Section 5.2,

                (3) the deductions for applicable taxes and fees and expenses of the Trustee, the Evaluator and counsel pursuant to Section 3.9, the annual audit fees referred to in Section 6.2 and the annual fee of the Depositor for portfolio supervisory services pursuant to Section 7.4,

                (4) the amount distributed from the Income Account, identifying separately amounts distributed as dividends and as other income,

                (5) any other amount credited to or deducted from the Income Account, and

                (6) the balance remaining after such distribu- tions and deductions, expressed both as a total dollar

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



    amount and as a dollar amount per Unit outstanding on the last business day of such calendar year;

         (B) as to the Principal Account:

                (1) The number of shares of each issue of Securities sold or liquidated, and the aggregate net proceeds received with respect to each issue, excluding any portion thereof credited to the Income Account,

                (2) the amounts paid from the Principal Account for redemptions of Units pursuant to Section 5.2,

                (3) the deductions for payment of applicable taxes and fees and expenses of the Trustee, the Evaluator and counsel pursuant to Section 3.9, the annual audit fees referred to in Section 6.2 and the annual fee of the Depositor for portfolio supervisory services pursuant to Section 7.4, and

                (4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year; and

         (C)  the following information:

                (1) a list of Securities held in the Trust as of the last business day of such calendar year,

                (2) the number of Units outstanding on the last business day of such calendar year,

                (3) the Net Asset Value per Unit based on the last Trust Evaluation made during such calendar year, and

                (4) the amounts actually distributed to Unit Holders during such calendar year from the Income and Principal Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the Record Dates for such distributions.

         Section 3.7. Substitute Securities: In the event that any Contract Security is not delivered due to any occurrence, act or event beyond the control of the Depositor and of the Trustee (such a Contract Security being herein called a "Failed Security"), the Depositor may instruct the Trustee to purchase Substitute Securities which have been selected by the Depositor having a cost not in excess of the cost of the Failed Securities. To be eligible for inclusion in the Trust, the Substitute Securities which the Depositor selects must: (A) be of the same type as that replaced (e.g., both will be common stock or

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



preferred stock); (B) in the Depositor's judgment, be substantially similar to the Failed Security, as the case may be, as respects the investment characteristics which led the Depositor to select the Failed Security for inclusion in the Trust; and (C) be purchased prior to, simultaneously with, or no more than twenty days after delivery of written notice to the Trustee of the failed contract (the "Failed Contract Notice").

         Any Substitute Securities received by the Trustee shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as other Securities deposited hereunder. No such deposit of Substitute Securities shall be made after the earlier of (i) 90 days after the date of execution and delivery of the applicable Reference Trust Agreement or
(ii) the first Payment Date to occur after the date of execution and delivery of the applicable Reference Trust Agreement.

         Whenever a Substitute Security is acquired by the Depositor pursuant to the provisions of this Section 3.7, the Trustee shall, within five days thereafter, mail to all Certifi- cateholders notices of such acquisition, including an identification of the Failed Security and the Substitute Security acquired. The purchase price of a Substitute Security shall be paid out of the funds in the principal account attributable to the Failed Security which it replaces. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such instructions from the Depositor and in the absence of such instructions the Trustee shall have no duty to purchase any Substitute Securities under this Indenture. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any Substitute Security or for errors of judgment in selecting any Substitute Security.

         Section 3.8. Sale of Securities: In order to maintain the sound investment character of the Trust, the Depositor may direct the Trustee to sell or liquidate Securities at such prices and times and in such manner as shall be determined by the Depositor, provided that the Depositor has determined that any one or more of the following conditions exist:

                (i) default in the payment of amounts when due on any of the Securities;

                (ii)  institution of certain legal proceedings;

               (iii) default under certain documents materially and adversely affecting future declarations or payments of amounts due or expected;

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



                (iv) determination of the Depositor that the tax treatment of the Trust as a "grantor trust" would otherwise be jeopardized; or

                (v) decline in price that is a direct result of serious adverse credit factors affecting the issuer of a Security which, in the opinion of the Depositor, would make the retention of the Security detrimental to the Trust or the Unit Holders.

         Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell the specified Security in accordance with such direction. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction, or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell any Securities under this Section 3.8.

         Section 3.9. Counsel: The Depositor from time to time as it may deem necessary employ a firm of attorneys for any legal services that may be required in connection with the disposition of Securities pursuant to Section
3.8. The fees and expenses of such counsel shall be paid by the Trustee from the Interest and Principal Accounts as provided for in Section 3.5(c) hereof.

         Section 3.10. Notice and Sale by Trustee: If at any time there has been a failure by the issuer to pay a declared dividend, the Trustee shall notify the Depositor thereof. If within thirty days after such notification the Trustee has not received any instructions from the Depositor to sell or to hold or to take any other action in connection with such Securities, the Trustee shall sell such Securities forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale or by reason of any action or inaction in accordance with such written instructions of the Depositor. The Trustee shall promptly notify the Depositor of such action in writing and shall set forth therein the Securities sold and the proceeds received therefrom.

         Section 3.11. Reorganization and Similar Events: In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new Securities, the Trustee shall reject such offer. However, should any exchange or substitution be effected notwithstanding such rejection or without an initial offer, any Securities, cash and/or property received in exchange shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to retain such securities or property. The cash received in such exchange and cash proceeds of any such sales shall be

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



distributed to Certificateholders on the next Payment Date in the manner set forth in Section 3.5 regarding distributions from the Principal Account. This section shall apply, but its application shall not be limited, to public tender offers, mergers, acquisitions, reorganizations and recapitalization. Neither the Depositor nor the Trustee shall be liable to any person for action or failure to take action pursuant to the terms of this Section 3.11.

         Section 3.12. Notice of Actions: In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of any Securities held by the Trust (including, but not limited to, the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to election of directors or any amendment or supplement to any corporate resolution, agreement or other instrument under or pursuant to which such Securities have been issued) the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five business days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this section.

         Section 3.13. Notice of Change in Principal Account: The Trustee shall give prompt written notice to the Depositor of all amounts credited to or withdrawn from the Principal Account pursuant to any provisions of this
Article III, and the balance of such account after giving effect to such credit of withdrawal.

         Section 3.14. Extraordinary Distributions: Any property received by the Trustee after the initial date of Deposit in a form other than cash or additional shares of the Securities listed on Schedule A or of a Substitute Security received in a non-taxable stock split or stock dividend, which shall be retained by the Trust, shall be dealt with in the manner described in
Section 3.11 and shall be retained or disposed by the Trustee according to those provisions, provided, however, that no property shall be retained which the Trustee determines shall adversely affect its duties hereunder. The proceeds of any disposition shall be credited to the Income or Principal Account of the Trust, as the Depositor may direct.

         The Trust is intended to be treated as a fixed investment (i.e., grantor) trust for income tax purposes, and its powers shall be limited in accordance with the restrictions imposed on such trusts by Treas. Reg. Section 301.7701-4.

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




                                  ARTICLE IV

                      EVALUATION OF SECURITIES; EVALUATOR

         Section 4.1. Evaluation of Securities: The Trustee shall determine separately and promptly furnish to the Depositor upon request the value of each issue of Securities (determined as set forth below) as of the Evaluation Time on each of the days on which the Trustee shall make the Trust Evaluation required by Section 5.1. The value of each issue of Securities shall be determined in good faith by the Trustee in accordance with the following procedures: If the Securities are listed on one or more national securities exchanges, such valuation shall be based on the closing purchase price on such exchange which is the principal market thereof, deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Trustee deems such price inappropriate as a basis for valuation). If the Securities are not so listed or, if so listed and the principal market therefor is other than on such exchange or there is no such closing purchase price on such exchange, such valuation shall be based on the closing purchase price in the over-the-counter market (unless the Trustee deems such price inappropriate as a basis for valuation) or if there is no such closing purchase price, then the Trustee may utilize, at the Trust's expense, an independent evaluation service or services to ascertain the values of the Securities. The independent evaluation service shall use any of the following methods, or a combination thereof, which it deems appropriate: (A) on the basis of current bid prices of such Securities as obtained from investment dealers or brokers (including the Depositor) who customarily deal in securities comparable to those held by the Trust, or (B) if bid prices are not available for any of such Securities, on the basis of bid prices for comparable securities, or (C) by appraisal of the value of the Securities on the bid side of the market or by such other appraisal as is deemed appropriate, or (D) by any combination of the above. The Trustee shall be permitted to rely on these evaluations when determining the Unit Price. The Trustee shall have no responsibility or liability for the valuations supplied to it by the independent evaluation service. The Trustee shall also make an evaluation of the Securities deposited in the Trust as of the time said Securities are deposited under this Indenture pursuant to
Section 2.1. Such evaluation shall be made on the same basis as set forth above and shall be included in the Schedules attached to the Reference Trust Agreement.

         Section 4.2. Tax Reports: For the purpose of permitting Unit Holders to satisfy any reporting requirements of applicable Federal or State tax law, the Trustee shall transmit to any Unit Holder upon written request any determinations made by the Trustee pursuant to Section 4.1.

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



         Section 4.3. Liability of Trustee with Respect to Evaluations: The Depositor and the Unit Holders may rely on any evaluation furnished by the Trustee and shall have no responsibility for the accuracy thereof. The determinations made by the Trustee hereunder shall be made in good faith upon the basis of the best information available to it. The Trustee shall be under no liability to the Depositor or the Unit Holders for errors in judgment, provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.


                                   ARTICLE V

                         TRUST EVALUATION; REDEMPTION
                             OR PURCHASE OF UNITS

         Section 5.1. Trust Evaluation: The Trustee shall make an evaluation of the Trust (herein called a "Trust Evaluation") as of the close of trading on the New York Stock Exchange (4:00 p.m. Eastern Time) (sometimes referred to herein as the "Evaluation Time") (i) on the last Business Day of each of the months of December and June, (ii) on the day on which any Unit is tendered for redemption or to the Depositor for repurchase unless such tender shall occur subsequent to the close of trading on the New York Stock Exchange, in which event on the Business Day next following such day, and on each Business Day after the initial public offering has been completed, and (iii) on any other day desired by the Trustee or requested by the Depositor. Each Trust Evaluation shall take into account and itemize separately (a)(1) the cash on hand in the Trust (other than monies on deposit in the Reserve Account, funds deposited on the date hereof by the Depositor for the purchase of Contract Securities and not theretofore credited to the Principal Account pursuant to
Section 3.3 and funds in the Principal Account with respect to which contracts for the purchase of the Substitute Securities have been entered into pursuant to Section 3.7 hereof), including dividends receivable on stocks trading ex dividend, (a)(2) the value of each issue of the Securities in the Trust as determined by the Trustee pursuant to Section 4.1, (a)(3) amounts representing organizational expenses paid less amounts representing accrued organizational expenses of the Trust and (a)(4) all other assets of the Trust. For each such evaluation there shall be deducted from the sum of the above (b)(1) amounts representing any applicable taxes or other governmental charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (b)(2) amounts representing accrued fees of the Trustee and expenses of the Trust including but not limited to unpaid fees of the Trustee and expenses of the

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



Trust including but not limited to unpaid fees of the Trustee and expenses of the Trust (including legal and auditing expenses), accrued fees and expenses of the Depositor and its successor, if any, and (b)(3) cash held for distribution to Unit Holders of record and redemption of Units tendered as of a date on or prior to the evaluation then being made. The value of the pro rata share of each unit of the Trust determined on the basis of any such evaluation shall be referred to herein as the "Unit Value."

         Until the Depositor has informed the Trustee that there will be no further deposits of Additional Securities pursuant to Section 2.6, the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.1, (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of Additional Securities and (iii) the period or periods over which such expenses are to be amortized, separately stated with respect to each such amortization period. For purposes of calculating the Trust Evaluation and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses, total Units or period of amortization, and upon the conclusion of the deposit of Additional Securities or initial offering period, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses or period of amortization, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

         The sum of (a)(1) and (a)(3) reduced by the sum of (b)(1) and (b)(2) and (b)(3) shall be referred to herein as the "Unit Cash Value."

         The Trustee shall promptly advise the Depositor of each determination of Unit Value made by it as above provided, and, in addition, upon each valuation by the Trustee under Section 4.1 other than those involved in such calculations of Unit Value, the Trustee shall promptly furnish to Depositor, for purposes of assisting it in maintaining a market in the Units, with such information regarding the Principal, Income and Reserve Accounts as the Depositor may reasonably request.

         Section 5.2. Redemptions by Trustee; Purchases by Depositor: Any Unit tendered for redemption by a Unit Holder or his duly authorized attorney to the Trustee at its unit investment trust office shall be redeemed by the Trustee on the

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



third Business Day following the day on which tender for redemption is made (the "Redemption Date"). Subject to payment by such Unit Holder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of cash equivalent to the Net Asset Value per Unit determined by the Trustee as of the closing of trading on the New York Stock Exchange, on the date of tender, multiplied by the number of Units being tendered for redemption (herein called the "Redemption Price"). Unit received for redemption by the Trustee on any day after the close of trading on the New York Stock Exchange will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day.

         The Trustee may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption or postpone the date of payment of the Redemption Price beyond the Third Business Day following the day on which tender for redemption is made:

                (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is suspended;

                (2) for any period during which an emergency exists as a result of which disposal by the Trust of the Securities is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Securities; or

                (3) for such other periods as the Securities and Exchange Commission may by order permit,

and the Trustee shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

         Not later than the close of business on the day of tender of a Unit for redemption by a Unit Holder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter, but in no event subsequent to the close of business on the second business day after the day on which such Unit was tendered for redemption. Such purchase shall be made by payment for such Unit by the Depositor to the Unit Holder not later than the close of business on the Redemption Date of an amount equal to the Redemption Price which would otherwise be payable by the Trustee to such Unit Holder.

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



         Any Unit so purchased by the Depositor may, at the option of the Depositor, be tendered to the Trustee for redemption at the unit investment trust office of the Trustee in the manner provided in the first paragraph of this Section 5.2.

         If the Depositor does not elect to purchase any Unit tendered to the Trustee for redemption, or if a Unit is being tendered by the Depositor for redemption, that portion of the Redemption Price which represents interest shall be withdrawn from the Interest Account to the extent funds are available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Principal Account to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall sell such Securities from among those designated on the current list for such purpose as provided below and in the manner, in its discretion, as it shall deem advisable or necessary in order to fund the Principal Account for purposes of such redemption. Sales of Securities by the Trustee shall be made in such manner as the Trustee shall determine, subject to any minimum face amount limitations on sale which shall have been specified by the Depositor and agreed to by the Trustee. In the event that funds are withdrawn from the Principal Account or Securities are sold for payment of any portion of the Redemption Price representing accrued interest, the Principal Account shall be reimbursed when sufficient funds are next available in the Interest Account for such funds so applied.

         The Depositor shall maintain with the Trustee a current list of Securities designated to be sold, and/or the proportionate amount of the Securities designated to be sold, for the purpose of redemption of Units tendered for redemption and not purchased by the Depositor, and for payment of expenses hereunder, provided that if the Depositor shall for any reason fail to maintain such a list, the Trustee, in its sole discretion, may designate a current list of Securities for such purposes. The net proceeds of any sales of Securities from such list representing principal shall be credited to the Principal Account and the proceeds of such sales representing accrued interest shall be credited to the Interest Account.

         Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 5.2.

         Units redeemed pursuant to this Section 5.2 shall be cancelled by the Trustee and the Units shall be terminated by such redemptions.

         If the related prospectus for the Trust so provides, a Unit Holder who tenders for redemption Units in an aggregate

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



amount of at least the amount specified in the prospectus may request, at the time of tender, to receive an In Kind Distribution in lieu of cash. Such In Kind Distribution shall consist of (i) such Unit Holder's pro rata portion of each of the Securities, to the extent of whole shares, and (ii) cash equal to such Unit Holder's pro rata portion of the Income and Principal Accounts follows: (x) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unit Holder's pro rata share of the Securities and (y) such other cash as may properly be included in such Unit Holder's pro rata share of the sum of the cash balances of the Income and Principal Accounts in an amount equal to the Redemption Price on the date of tender less amounts specified in clauses (i) and (ii)(x) of this sentence. The Trustee shall distribute the Unit Holder's Securities to the account of the Unit Holder's bank or broker dealer at The Depository Trust Company. An In Kind Distribution shall be reduced by customary transfer and registration charges incurred by the Trustee.

         Notwithstanding the foregoing provisions of this Section 5.2, the Trustee is hereby irrevocably authorized in its discretion, in the event that the Depositor does not elect to purchase any Unit tendered to the Trustee for redemption (other than Units as to which a valid request for In Kind Redemption has been made), or in the event that a Unit is being tendered by the Depositor for redemption, in lieu of redeeming Units tendered for redemption, to sell such Units in the over-the-counter market or by private sale for the account of tendering Unit Holders at prices which will return to the Unit Holders amounts in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Prices which such Unit Holders would otherwise be entitled to receive on redemption pursuant to this Section 5.2. The Trustee shall pay to the Unit Holders the net proceeds of any such sale on the day they would otherwise be entitled to receive payment of the Redemption Price hereunder.

         Section 5.3. Transfer of Units; Issuance, Transfer and Interchange of
Certificates: Units may be transferred by the Unit Holder thereof by presentation and surrender of transfer instructions or, in the case of certificated Units, properly endorsed Certificates, at the Trustee's unit investment trust office, accompanied by such documents executed by the Unit Holder or his authorized attorney, as the Trustee deems necessary to evidence the authority of the person making the transfer. Certificates issued pursuant to this Indenture are interchangeable for one or more other Certificates in an equal aggregate number of Units and all Certificates issued as may be requested by the Unit Holder and deemed appropriate by the Trustee shall be issued in denominations of one Unit or any multiple thereof. The Trustee may deem and treat the person in whose name any Unit shall be registered upon the books of the

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



Trustee as the owner of such Unit for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary. The transfer books maintained by the Trustee for the purposes of this Section 5.3 shall include the name and address of the record owners of the Unit, shall include an indication as to whether the Units are represented by Certificates or are in uncertificated form, and shall be closed in connection with the termination of the Trust pursuant to Article IX hereof.

         A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid to the Trustee by the Unit Holder. A Unit Holder may be required to pay a fee of $2 for each new Certificate to be issued (or such other amount as may be specified by the Trustee and approved by the Depositor) pursuant to the preceding paragraph.

         Certificates will be issued to Unit Holders if so provided in the Reference Trust Agreement for a Trust or if so directed by the Sponsors; provided that subject to the terms of this Indenture, a holder of uncertificated Units shall have the same rights, benefits and obligations as though such holder were in possession of a Certificate. Unit Holders who have elected to hold their Units in uncertificated form in any certificated Trust may at any time request the Trustee to issue Certificates for such Units. The Trustee shall, upon receipt of such request in form satisfactory to it, issue such Certificates as may be requested by the Unit Holder and deemed appropriate by the Trustee in denominations of one Unit or any multiple thereof. Holders of Units evidenced by Certificates may at any time elect to have their Units held in uncertificated form by surrendering their Certificates to the Trustee for cancellation. At such time, an appropriate notation will be made in the registration books of the Trustee to indicate that the Units formerly evidenced by such cancelled Certificates are Units held in uncertificated form.

         All Certificates cancelled pursuant to this Indenture may be destroyed or otherwise voided by the Trustee in accordance with the usual practice of the Trustee.

         The Trustee may adopt other reasonable rules and regulations for the registration, transfer, tender and redemption of Units as it may, in its discretion, deem necessary.

         Section 5.4. Replacement of Certificates: In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the Unit Holder's furnishing the Trustee with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Trustee may prescribe and

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



paying such expenses and charges, including any bonding fee, as the Trustee may incur or reasonably impose; provided that if the Trustee has terminated or is in the process of termination the Trustee, in lieu of issuing such new Certificate, may, upon the terms and conditions set forth herein, make the distributions set forth in Section 9.2 hereof. Any mutilated Certificate shall be duly surrendered and cancelled before any duplicate Certificate shall be issued in exchange and substitution therefor. Upon issuance of any duplicate Certificate pursuant to this Section 5.4, the original Certificate claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any bona fide purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code to a holder presenting a Certificate for transfer in the case of an overissue.

         Section 5.5. Form of Certificate: Any Certificate permitted to be issued pursuant to this Indenture shall be in fully registered form, shall be numbered for identification, shall be executed in facsimile by the Depositor and manually by an authorized signatory of the Trustee, shall be dated the date of execution and delivery by the Trustee and shall represent a fractional undivided interest in the Trust, the numerator of which fraction shall be the number of Units set forth on the face of such Certificate and the denominator of which shall be the total number of Units of fractional undivided interest in the Trust outstanding at that time.


                                  ARTICLE VI

                         TRUSTEE; REMOVAL OF DEPOSITOR

         Section 6.1. General Definition of Trustee's Liabilities, Rights and Duties; Removal of Depositor: In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee otherwise set forth herein, the liabilities of the Trustee are further defined as follows:

                (a) all moneys deposited with or received by the Trustee hereunder shall be held by the Trustee without interest in trust as part of the Trust or the Reserve Account until required to be disbursed in accordance with the provisions of this Indenture and such moneys will be segregated by separate recordation on the trust ledgers of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940;

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




                (b) the Trustee shall be under no liability for any action taken in good faith and with reasonable care on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, Securities or Certificates pursuant to this Indenture, or in respect of any evaluation which the Trustee is required to make or is required or permitted to have made by others under this Indenture or otherwise except by reason of its negligence, lack of good faith and reasonable care or willful misconduct, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by any independent evaluation service employed by it pursuant to Section
         4.1. The Trust shall pay and hold the Trustee harmless from and against any loss, liability or expense incurred in acting as Trustee of the Trust other than by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder, including the costs and expenses of the defense against any claim or liability in the premises. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto. The Trustee shall in no event be deemed to have assumed or incurred any liability, duty or obligation to any Unit Holder or the Depositor, other than as expressly provided for herein;

                (c) the Trustee in its role as Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value or validity of any Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness and negotiability of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for or in respect of the validity or sufficiency of the Certificates or of the due execution thereof by the Depositor, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unit Holder or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor;

               (d) the Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its

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



         opinion may involve it in expense or liability, unless as often as required, it shall be furnished with reasonable security and indemnity against such expense or liability as it may require, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Income and Principal Accounts. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unit Holders pursuant to the terms of this Indenture, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Principal Accounts, and the payment of such costs and expenses shall be secured by a lien on the Trust prior to the interests of the Unit Holders;

                (e) the Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected or their activities overseen with reasonable care; provided, however, that if the Trustee chooses to employ the Depository Trust Company in connection with the storage and handling of, and the furnishing of administrative services in connection with the Securities, the Trustee will be answerable for any default or misconduct of the Depository Trust Company and its employees and agents as fully and to the same extent as if such default or misconduct had been committed or occasioned by the Trustee. The Trustee shall be fully protected in respect of any action under this Indenture taken, or suffered, in good faith by it in accordance with the opinion of counsel. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable from the Income and Principal Accounts as set forth in Section 3.5 hereof;

                (f) other than as provided in Article VII hereunder, if at any time the Depositor shall resign or fail to undertake or perform or become incapable of undertaking or performing any of the duties which by the terms of this Indenture are required by it to be undertaken or performed and no express provision is made for action to be taken by the Trustee in such event, or said Depositor shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may do any one or more of the following: (1) appoint a successor Depositor who shall act

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



         hereunder in all respects in place of the Depositor, who shall be compensated semi-annually, at rates deemed by the Trustee to be reasonable under the circumstances, by deduction from the Income Account or from the Principal Account, but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940; or (i) terminate this Indenture and the Trust created hereby and liquidate the Trust, all in the manner provided in Section 9.2 or (3) continue to act as Trustee hereunder without terminating this Indenture, acting in its own absolute discretion without appointing any successor Depositor and assuming such of the duties and responsibilities of the Depositor hereunder as the Trustee determines, in its absolute discretion, are necessary or desirable for the administration and preservation of the Trust and receiving additional compensation at rates determined as provided in clause (1). If the Trustee continues so to act, it is authorized to employ one or more agents to perform portfolio supervisory services and such other of the services of the Depositor hereunder as the Trustee determines, in its sole discretion, to be necessary or desirable. The fees and expenses of such agent or agents shall be charged to the Trust in accordance with Section 6.4. All provisions of this Indenture relating to the liability and indemnification of the Trustee, including, without limitation, subparagraph (e) of this Section, shall apply to any responsibility assumed or action taken by the Trustee pursuant to this subparagraph;

                (g) if the value of the Trust as shown by any evaluation by the Trustee pursuant to Section 5.1 hereof shall be less than the liquidation amount specified in Part II of the Reference Trust Agreement, the Trustee may in its discretion, and shall, when so directed by the Depositor, terminate this Indenture and the Trust created hereby and liquidate the Trust, all in the manner provided in
         Section 9.2;

                (h) in no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of the Trust which it may be required to pay under any present or future law of the United States of America or any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Income and Principal Accounts of the Trust, and the payment of such amounts so

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



         paid by the Trustee shall be secured by a prior lien on the Trust prior to the interests of the Unit Holders;

                (i) the Trustee, except by reason of its negligence, lack of good faith, reckless disregard of its obligations hereunder or willful misconduct, shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                (j) notwithstanding anything in this Indenture to the contrary, the Trustee is authorized and empowered to enter into any safekeeping arrangement or arrangements it deems necessary or appropriate for holding the Securities then owned by the Trust and the Trustee is authorized and empowered in its sole right to amend, supplement or terminate any safekeeping arrangement or arrangements made under this provision. In addition, the Trustee is authorized and empowered, at the request and discretion of the Depositor, to execute and file on behalf of the Trust any and all documents, in connection with consents to service of process, required to be filed under the securities laws of the various States in order to permit the sale of Units of the Trust in such States by the Depositor;

                (k) the Trustee in its individual or any other capacity may become owner or pledgee or, or be an underwriter or dealer in respect of, stock, bonds or other obligations issued by the same issuer (or an affiliate of such issuer) or any obligor of any Securities at any time held as part of the Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the same rights and powers as if it were not the Trustee hereunder; and

                (l) the Trust may include a letter or letters of credit for the purchase of Contract Securities issued by the Trustee in its individual capacity for the account of the Depositor, and the Trustee may otherwise deal with the Depositor with the same rights and powers as if it were not the Trustee hereunder.

         Section 6.2. Books, Records and Reports: The Trustee shall keep proper books of record and account of all the transactions under this Indenture at its corporate trust office including a record of the name and address of every Unit Holder, and such books and records shall be open to inspection by any Unit Holder at all reasonable times during the usual business hours, and such books and records shall be made available to the Depositor upon the request of the Depositor including, but not limited to, a record of the name and address of every Unit Holder.

                                            -33-
                                           337970.1

         Unless the Depositor otherwise directs, the Trustee shall cause audited statements as to the assets and income of the Trust to be prepared on an annual basis by independent public accountants selected by the Depositor, provided, however, that if the Depositor is then making a market for units of the Trust, the Depositor shall bear the cost of such audit to the extent that it exceeds $.50/unit of approximately $1,000 initial value (or such proportionate amount in the case of units of greater or lesser initial value). In the event that the Depositor is not making a market for the Units of a Trust, then the Depositor may instruct the Trustee not to prepare such statements. Such audited statement will be made available to Unit Holders upon request.

         To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of counsel to the Depositor, the Trustee shall pay, or reimburse to the Depositor or others, the costs of the preparation of documents and information with respect to each Trust required by law or regulation in connection with the maintenance of a secondary market in units of each Trust. Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under Federal and state securities laws.

         The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

         Section 6.3. Indenture and List of Securities on File: The Trustee shall keep a certified copy or duplicate original of this Indenture on file at its investment unit trust office available for inspection at all reasonable times during the usual business hours by any Unit Holder and the Trustee shall keep and so make available for inspection a current list of the Securities.

         Section 6.4. Compensation: For services performed under this Indenture the Trustee shall be paid at the rate per annum set forth in Part II of the Reference Trust Agreement which shall be computed on the basis of the greatest number of Units in the Trust at any time during the period with respect to which such compensation is being computed. The Trustee may from time to time adjust its compensation as set forth above provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent," or, if such index shall cease to be published, then as measured by the available index most nearly comparable to such index. The consent or concurrence of any Unit Holder hereunder shall not be required for any such

                                     -34-
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



adjustment or increase. Such compensation shall be charged by the Trustee against the Income and Principal Accounts on or before the Payment Date on which such period terminates; provided, however, that such compensation shall be deemed to provide only for the usual normal and recurring functions undertaken as Trustee pursuant to this Indenture.

         The Trustee shall charge the Income and Principal Accounts at such times as shall be convenient in its administration of the Trust for any and all expenses, including the fees of counsel which may be retained by the Trustee in connection with its activities hereunder, and disbursements incurred hereunder and any extraordinary services performed by the Trustee hereunder. The Trustee shall be indemnified and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Income and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 6.4, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.2 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 6.4. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section
6.4. Any moneys payable to the Trustee pursuant to this section shall be secured by a prior lien on the Trust.

         Section 6.5. Removal and Resignation of the Trustee; Successor: The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor Trustee.

                (a) Any resignation or removal of the Trustee and appointment of a successor pursuant to this section shall not become effective until acceptance of appointment by the successor Trustee as provided in subsection (b) hereof.

                (b) The Trustee or any trustee hereafter appointed may resign and be discharged of the trust created by this Indenture by executing an instrument in writing resigning as such Trustee, filing the same with the Depositor and mailing a copy of a notice of resignation to all Unit Holders then on record not less than sixty days before the date specified in such instrument when, subject to Section 6.5(d), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall use their best efforts

                                            -35-
                                           337970.1
         to promptly appoint a successor Trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor Trustee. In case at any time the Trustee shall become incapable of acting or shall be deemed incapable of acting by the written consent of Unit Holders evidencing 66-2/3% of the outstanding Units of the Trust, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation, or liquidation, or the Depositor shall deem it to be in the best interests of the Unit Holders, then in any such case the Depositor may remove the Trustee and appoint a successor Trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor Trustee; provided that notice of such removal and appointment of a successor shall be mailed by the Depositor to each Unit Holder then of record.

                (c) Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and the retiring Trustee an instrument accepting such appointment hereunder, and such successor Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor Trustee, the Depositor and the retiring Trustee shall, upon payment of any amounts due the retiring Trustee or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor Trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor Trustee all bonds and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor Trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture. A successor trustee shall not be under any liability hereunder for occurrences or omissions prior to the effectiveness of its appointment. The retiring Trustee shall, nevertheless, retain a lien upon all Securities and moneys at the time held by it hereunder to secure any amounts then due the retiring Trustee hereunder.


                                     -36-
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



                (d) In case at any time the Trustee shall resign and no successor Trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

                (e) Any corporation into which any Trustee hereunder may be merged or with which it may consolidate, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party, shall be the successor Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such Trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

         Section 6.6. Qualifications of Trustee: The Trustee, or any successor thereof, shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $2,500,000.


                                  ARTICLE VII

                                   DEPOSITOR

         Section 7.1. Succession: The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of the Depositor. In the event of the death, resignation or withdrawal of any partner of either of the Depositor or of any successor Depositor which may be a partnership, the deceased, resigning or withdrawing partner shall be relieved of all further liability hereunder if at the time of such death, resignation or withdrawal such Depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000. In the event of an assignment by the Depositor to a successor corporation or partnership as permitted by the next following sentence, such Depositor and, if such Depositor is a partnership, its partners shall be relieved of all further liability under this Indenture. The Depositor may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of that Depositor, if at the time of such

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transfer such successor duly assumes all the obligations of said Depositor under this Indenture and if at such time such successor maintains a net worth of at least $1,000,000 (determined in accordance with generally accepted accounting principles).

         Section 7.2. Resignation of a Depositor: If at any time, any Depositor desires to resign its position as Depositor hereunder, it may resign by delivering to the Trustee an instrument of resignation executed by such Depositor. Such resignation shall become effective upon the expiration of thirty days from the date on which such instrument is delivered to the Trustee. Upon effective resignation hereunder, the resigning Depositor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation and any successor Depositor appointed by the Trustee pursuant to Section 6.1(f) shall thereupon perform all duties and be entitled to all rights under this Indenture. The successor Depositor shall not be under any liability hereunder for occurrences or omissions prior to the execution of such instrument.

         Section 7.3. Liability of Depositor and Indemnification:

                (a) No Depositor shall be under any liability to any other Depositor, the Trust or the Unit Holders for any action or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment or for depreciation or loss incurred by reason of the purchase or sale of any Securities, provided, however, that this provision shall not protect the Depositor against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties hereunder. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, evaluation, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to them by the Trustee, the Trustee's counsel or any other person for any matters arising hereunder. The Depositor shall in no event be deemed to have assumed or incurred any liability, duty, or obligation to any Unit Holder or the Trustee other than as expressly provided for herein.

                (b) The Trust shall pay and hold the Depositor harmless from and against any loss, liability or expense incurred in acting as Depositor of the Trust other than by reason of wilful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties

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         hereunder, including the costs and expenses of the defense against any claim or liability in the premises. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which in their opinion may involve them in any expense or liability, provided, however, that the Depositor may, in their discretion, undertake any such action which they may deem necessary or desirable in respect of this Indenture and the rights and duties of the parties hereto and the interests of the Unit Holders hereunder and, in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and shall be paid directly by the Trustee out of the Income and Principal Accounts as provided by Section 3.5.

                (c) None of the provisions of this Indenture shall be deemed to protect or purport to protect the Depositor against any liability to the Trust or to the Unit Holders to which the Depositor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of their duties, or by reason of the Depositor's reckless disregard of their obligations and duties under this Indenture.

         Section 7.4. Compensation: The Depositor or its affiliate shall receive at the times set forth in Section 3.5 as compensation for performing portfolio supervisory services, such amount and for such periods as specified in Part II of the Reference Trust Agreement. Such compensation shall be calculated on the basis of the largest number of Units outstanding at any time during the period for which such compensation is being computed. At no time, however, will the total amount received by the Depositor for services rendered to all series of the Qualified Unit Investment Liquid Trust Series in any calendar year exceed the aggregate cost to them of supplying such services in such year. Such rate may be increased by the Trustee from time to time, without the consent or approval of any Unit Holder or the Depositor, by amounts not exceeding the proportionate increase during the period from the date of such Reference Trust Agreement to the date of any such increase, in consumer prices as published either under the classification "All Services Less Rent" in the Consumer Price Index published by the United States Department of Labor, or, if such Index is no longer published, a similar index.

         In the event that any amount of the compensation paid to the Depositor pursuant to Section 3.5 is found to be an improper charge against the Trust, the Depositor shall reimburse the Trust in such amount. An improper charge shall be established if a final judgment or order for reimbursement of the Trust shall be rendered against the Depositor and such judgment or order shall not be effectively stayed or a final settlement is

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established in which the Depositor agrees to reimburse the Trust for amounts paid to the Depositor pursuant to this Section 7.4.


                                 ARTICLE VIII

                            RIGHTS OF UNIT HOLDERS

         Section 8.1. Beneficiaries of Trust: By the purchase and acceptance or other lawful delivery and acceptance of any Unit the Unit Holder shall be deemed to be a beneficiary of the trust created by this Indenture and vested with all right, title and interest in the Trust to the extent of his or her Unit or Units subject to the terms and conditions of this Indenture.

         Section 8.2. Rights, Terms and Conditions: In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture the Unit Holders shall have the following rights and powers and shall be subject to the following terms and conditions:

                (a) A Unit Holder may at any time prior to the termination of the Trust tender his Unit or Units to the Trustee for redemption in accordance with Section 5.2.

                (b) The death or incapacity of any Unit Holder shall not operate to terminate this Indenture or the Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unit Holder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder.

                (c) No Unit Holder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, be construed so as to constitute the Unit Holders from time to time as partners; nor shall any Unit Holder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture for any other cause whatsoever.



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                                  ARTICLE IX

                ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

         Section 9.1. Amendments: This Indenture may be amended from time to time by the parties hereto or their respective successors, without the consent of any of the Unit Holders (a) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein; (b) to change any provision required by the Securities and Exchange Commission or any successor governmental agency to be changed; or (c) to make such other provision in regard to matters or questions arising hereunder as shall not adversely affect the interests of the Unit Holders; provided, however, that the parties hereto may not amend this Indenture so as to (1) increase the number of Units above the number set forth in Part II of the Reference Trust Agreement or such lesser amount as may be outstanding at any time during the term of this Indenture, except as the result of the deposit of Additional Securities as herein provided, or (2) except in the manner permitted by the Indenture as in effect on the date of the first deposit of Securities under a particular Indenture, permit the deposit or acquisition hereunder of securities either in addition to or in replacement of any of the Securities.

         This Indenture may also be amended from time to time by the Depositor and the Trustee (or the performance of any of the provisions of this Agreement may be waived) with the expressed written consent of Unit Holders representing 66-2/3% of the Units at the time outstanding under the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Unit Holders; provided, however, that no such amendment or waiver shall (i) reduce the interest in the Trust represented by such Units without the consent of the Unit Holder, (ii) reduce the aforesaid percentage of Units, the holders of which are required to consent to any such amendment, without the consent of the holders of all Units then outstanding or (iii) affect the duties, obligations and responsibilities of the Trustee without its consent.

         Promptly after the execution of any such amendment the Trustee shall furnish written notification to all then outstanding Unit Holders of the substance of such amendment.

         Section 9.2. Termination: This Indenture and the Trust created hereby shall terminate upon the earlier of (i) the Termination Date or (ii) the maturity, redemption, sale or other disposition as the case may be of the last Securities held hereunder, unless sooner terminated as hereinbefore specified and may be terminated at any time by written consent of all Unit Holders; provided that in no event shall the Trust continue

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beyond the end of the calendar year preceding the fiftieth
anniversary of the execution of this Indenture.

         Written notice of any termination, specifying the time or times at which the Unit Holders may surrender their Units for cancellation shall be given by the Trustee to each Unit Holder at his address appearing on the registration books of the Trustee.

         In the event of any termination of the Trust prior to the Termination Date, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 9.2 except that in such event, the distribution to each Unit Holder shall be made in cash and shall be such Unit Holder's pro rata interest in the balance of the Principal and Income Account after the deductions herein provided.

         In the event that the Trust terminates on the Termination Date, the Trustee shall, not less than 20 days prior to the Termination Date, send a written notice to each Unit Holder of record owning, as of such date, the number of Units prerequisite to electing an in-kind distribution specified in the prospectus for the Trust and whose interest in the Trust would entitle him to receive at least one share of each Security. Such notice shall allow such Unit Holder to elect to redeem his Units at the net asset value on the Termination Date and to receive, in partial payment of the Redemption Price per Unit, an in-kind distribution of such Unit Holder's pro rata share of the Securities, to the extent of whole shares. The Trustee will honor duly executed requests for such in-kind distribution received by the close of business on the Termination Date. Unit Holders who do not effectively request an in-kind distribution shall receive their distribution upon termination in cash. Redemption of the Units of Unit Holders electing such in-kind distribution shall be made within three business days following the Termination Date and shall consist of (i) such Unit Holder's pro rata share of Securities (valued as of the Termination Date) to the extent of whole shares and (ii) cash equal to the balance of such Unit Holder's Redemption Price.

         On the Termination Date, this Indenture and the Trust created hereby shall terminate. In connection with such Termination, the Trustee shall segregate such number of shares of Securities as shall be necessary to satisfy in-kind distributions to Unit Holders electing such distribution.

         The balance of the Securities shall be sold over a period immediately following the Termination Date specified in the prospectus for the Trust. The Depositor shall direct the Trustee to sell the Securities in such manner as the Depositor determines will produce the best price for the Trust. Pursuant

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to such direction, the Trustee may use the services of the
Depositor to effect such sales.

         Within a reasonable period of time after such termination and liquidation of Securities, the Trustee shall:

                (a) deduct from the Income Account or, to the extent that funds are not available in such account, from the Principal Account and pay to itself individually an amount equal to the sum of

                      (1) its accrued compensation for its ordinary recurring
               services,

                      (2) any compensation due it for its extraordinary
               services, and

                      (3) any other costs, expenses, advances or indemnities
               as provided herein;

                (b) deduct from the Income Account or, to the extent that funds are not available in such account, from the Principal Account and pay accrued and unpaid fees of counsel pursuant to Section 3.9;

                (c) deduct from the Income Account or the Principal Account any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture;

                (d) make a final distribution from the Trust to each Unit Holder, upon surrender for cancellation of his Unit or Units, such holder's pro rata share of the cash balances of the Income and Principal Interest Accounts and, on the conditions set forth in
         Section 3.4 hereof, the balance of the Reserve Account, if any;

                (e) together with such distribution to each Unit Holder as provided for in (d), furnish to each such Unit Holder a final distribution statement as of the date of the computation of the amount distributable to Unit Holders, setting forth the data and information in substantially the form and manner provided for in
         Section 3.6 hereof; and

                (f) distribute to each Unit Holder receiving the distribution provided in paragraph (d) any dividends, which on the Termination Date were declared, but not received, net of any and all expenses not previously deducted, within a reasonable time of their receipt.


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         The amounts to be so distributed to each Unit Holder shall be that pro rata share of the balance of the total Income and Principal Accounts as shall be represented by the Units held of record by such Unit Holder.

         The Trustee shall be under no liability with respect to moneys held by it in the Income, Reserve and Principal Accounts upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

         Upon the Depositor's request, the Trustee will include in the written notice to be sent to Unit Holders referred to in the fourth paragraph of this section a form of election whereby Unit Holders electing a cash distribution may express interest in investing such cash distribution in units of another series of the Qualified Unit Investment Liquid Trust Series (the "New Series"). The Trustee will inform the Depositor of all Unit Holders who, within the time period specified in such notice, express such interest. The Depositor will provide to such Unit Holders any applicable sales material with respect to the New Series and a form, acceptable to the Trustee, whereby a Unit Holder may appoint the Trustee the Unit Holder's agent to apply the Unit Holder's cash distribution for the purchase of a unit or units of the New Series. Such form will specify, among other things, the time by which it must be returned to the Trustee in order to be effective and the manner in which such purchase shall be made. This paragraph shall not obligate the Depositor to create any New Series or to provide any such investment election.

         Section 9.3. Construction: This Indenture is executed and delivered in the State of New York, and all local laws or rules of construction of such State shall govern the rights of the parties hereto and the Unit Holders and the interpretation of the provisions hereof.

         Section 9.4. Registration of Units. The Depositor agrees and undertakes to register the Units with the Securities and Exchange Commission or other applicable governmental agency pursuant to applicable Federal or State statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of the Trust created hereunder, and the Trustee shall incur no liability or be under any obligation or expense in connection therewith.

         Section 9.5. Written Notice: Any notice, demand, direction or instruction to be given to the Depositor hereunder shall be in writing and shall be duly given if mailed or delivered to: OCC Distributors, World Financial Center, 200 Liberty Street New York, New York 10281 Attn: Susan Murphy, and with a copy to OCC Distributors' Secretary, or at such other

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address as shall be specified by the Depositor to the Trustee in writing. Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if mailed or delivered to the Trustee, 770 Broadway, New York, New York 10003. Any notice to be given to the Unit Holders shall be duly given if mailed or delivered to each Unit Holder at the address of such holder appearing on the registration books of the Trust.

         Section 9.6. Severability: If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy or express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Units or the rights of the Unit Holders.

         Section 9.7. Dissolution of Depositor Not to Terminate: The dissolution of the Depositor from or for any cause whatsoever shall not operate to terminate this Indenture or the Trust.


         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

        [Signatures and acknowledgments on separate pages.]


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                                    OCC DISTRIBUTORS
                                      as Depositor

                                    By:    OPPENHEIMER FINANCIAL CORP.
                                             as Managing Partner of the
                                             Depositor


                                           By:    /s/ Susan A. Murphy
                                                  Authorized Person



STATE OF NEW YORK            )
                             : ss:
COUNTY OF NEW YORK           )


         I, Carla Vogel, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Susan A. Murphy personally known to me to be the same person whose name is subscribed to the foregoing instrument and personally known to me to be an Authorized Person of Oppenheimer Financial Corp., a Delaware corporation, appeared before me this day in person, and acknowledged that he/she signed and delivered the said instrument as his/her free and voluntary act as such Authorized Person and as the free and voluntary act of said Oppenheimer Financial Corp., for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this 8th day of February, 1996.


                                            /s/Carla Vogel
                                                     Notary Public



(SEAL)


My Commission expires:  November 1, 1997

337970.1


                                            THE CHASE MANHATTAN BANK
                                              (NATIONAL ASSOCIATION)
                                              as Trustee and Evaluator



                                            By:    /s/Thomas Porrazzo


(SEAL)




STATE OF NEW YORK            )
                             :      ss.:
COUNTY OF NEW YORK           )

         I, Ada Iris Vegas, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Thomas Porrazzo personally known to me to be the same person whose name is subscribed to the foregoing instrument and personally known to me to be a Vice President of The Chase Manhattan Bank (National Association), appeared before me this day in person, and acknowledged that he/she sealed with the corporate seal of The Chase Manhattan Bank (National Association) and signed and delivered the said instrument as his/her free and voluntary act as such Vice President and as the free and voluntary act of said The Chase Manhattan Bank (National Association), for the uses and purposes therein set forth.

         GIVEN under my hand and notarial seal this 6th day of February, 1996.


                                            /s/Ada Iris Vegas
                                                          Notary Public


(SEAL)

My Commission expires: 6-30-96

337970.1